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                                                                  EXHIBIT 10.69




                                      LEASE



                                 BY AND BETWEEN

                             KAISER MARQUARDT, INC.
                                    LANDLORD


                                       AND


                              CV THERAPEUTICS, INC.
                                     TENANT




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                                TABLE OF CONTENTS

                                                                        PAGE


ARTICLE I. TERM OF LEASE...................................................1

   1.1   Term..............................................................1
   1.2   Possession........................................................2

ARTICLE II. RENT AND SECURITY DEPOSIT......................................2

   2.1   Rent..............................................................2
   2.2   Other Charges.....................................................3
   2.3   Place for Payment of Rent.........................................3
   2.4   Late Charge.......................................................3
   2.5   Default Rate......................................................3
   2.6   Security..........................................................3

ARTICLE III. USE OF PREMISES...............................................6

   3.1   Principal Use.....................................................6

ARTICLE IV. TAXES, ASSESSMENTS AND OTHER CHARGES...........................6

   4.1   Payment of Property Taxes.........................................6
   4.2   Payment Before Delinquency........................................7
   4.3   Tax Hold-Harmless Clause; Right to Contest........................7
   4.4   Utilities.........................................................8
   4.5   Payment by Landlord...............................................8
   4.6   Other Charges.....................................................8

ARTICLE V. CONDITION OF PREMISES, IMPROVEMENTS AND MAINTENANCE.............9

   5.1   Acceptance of Premises on "As Is" Basis...........................9
   5.2   Construction......................................................9
   5.3   No Construction Before Notice/Notice of Nonresponsibility........10
   5.4   Licensed Contractors.............................................10
   5.5   Performance and Payment Bonds....................................10
   5.6   Compliance With Law and Quality..................................10
   5.7   Mechanics' Liens.................................................10
   5.8   Ownership of Improvements........................................11
   5.9   Signs............................................................11

ARTICLE VI. REPAIRS AND RESTORATION.......................................11

   6.1   Repairs and Maintenance..........................................11
   6.2   Requirements of Governmental Agencies............................13
   6.3   Toxic or Hazardous Materials.....................................13
   6.4   Destruction of Premises..........................................14
   6.5   Waiver...........................................................17
   6.6   Action by Landlord...............................................17

ARTICLE VII. INDEMNITY AND INSURANCE......................................17

   7.1   Indemnity Agreement..............................................18


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   7.2   Hazard and Liability Insurance...................................18
   7.3   Terms of Policies................................................19
   7.4   Landlord's Insurance.............................................20
   7.5   Release and Waiver of Subrogation................................20

ARTICLE VIII. CONDEMNATION................................................20

   8.1   Total Condemnation...............................................20
   8.2   Temporary Appropriation..........................................21
   8.3   Rent Abatement for Partial Taking................................21
   8.4   Condemnation Award...............................................21

ARTICLE IX. ASSIGNMENT AND SUBLEASING.....................................21

   9.1   No Assignment Without Landlord's Consent.........................21
   9.2   Tenant's Request for Approval....................................22
   9.3   Tenant's Liability After Transfer................................23

ARTICLE X. EVENTS OF DEFAULT..............................................23

   10.1     Failure by Tenant.............................................23
   10.2     Cumulative Remedies...........................................24
   10.3     Protection of Premises........................................24
   10.4     Termination of Lease..........................................24
   10.5     Right of Re-Entry.............................................24
   10.6     Right to Continue Lease.......................................25
   10.7     Landlord's Default and Tenant's Remedies......................25

ARTICLE XI. MISCELLANEOUS.................................................25

   11.1     Landlord's Right to Transfer..................................25
   11.2     Attorney's Fees...............................................26
   11.3     Notices.......................................................26
   11.4     Interpretation................................................27
   11.5     Amendment.....................................................27
   11.6     Severability..................................................27
   11.7     No Joint Venture..............................................27
   11.8     Conditions and Covenants......................................27
   11.9     Binding on Heirs and Successors...............................28
   11.10    Entire Agreement..............................................28
   11.11    Time of Essence...............................................28
   11.12    Broker Fees...................................................28
   11.13    Entry by Landlord.............................................28
   11.14    Estogpel Certificates.........................................28
   11.15    Survival of Obligations.......................................29
   11.16    Landlord Representations......................................29
   11.17    Master Lessor's Consent.......................................29
   11.18    Memorandum of Lease...........................................29
   11.19    Authority.....................................................29
   11.20    Counterparts..................................................29

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                                      LEASE

         KAISER MARQUARDT, INC. a Delaware corporation ("Landlord"), hereby leases to CV THERAPEUTICS, INC., a Delaware corporation ("Tenant"), and Tenant hereby leases from Landlord, that certain improved property, including building thereon, located at 1651 Page Mill Road in Palo Alto, California (the "Premises"), on the terms and conditions set forth in this Lease. The parties acknowledge that Landlord, as the successor in interest to Kaiser Aerospace & Electronics Corporation, holds and possesses the Premises under the terms of a ground lease dated as of May 1, 1961, from The Board of Trustees of The Leland Stanford Junior University, as amended by that Certain First Amendment of Lease dated as of April 28, 1977, and that Certain Second Amendment to Lease executed in connection herewith (the "Master Lease"), and that this Lease is made subject to the terms of the master Lease. The lessor under the Master Lease is referred to below as the "Master Lessor."

                                    ARTICLE I.
                                  TERM OF LEASE

         1.1 TERM. The term of this Lease shall commence on March 1, 2005 (the "Commencement Date"), and shall end on April 30, 2012 (that being the expiration date of the Master Lease), unless sooner terminated as herein provided. Landlord and Tenant also acknowledges that Tenant will occupy the Premises on or about October 1, 2002 until the Commencement Date as subtenant under that certain Standard Industrial/Commercial Single Tenant Lease-Net dated March 18, 1993, between Landlord and SyStemix, Inc. (the "Existing Lease"). This lease is effective as of the date both parties hereto have executed this Lease; provided, however, that if the Existing Lease terminates for any reason prior to the Commencement Date, this Lease shall automatically terminate and be of no force or effect (but without limiting Tenant's liability for damages to Landlord hereunder if the Existing Lease terminates prior to the Commencement Date due to Tenant's default thereunder or under Tenant's sublease with the tenant under the Existing Lease).

         The foregoing notwithstanding, the parties acknowledge that pursuant to
Section 12.3(e) of the Existing Lease, Tenant has a right to concurrent notice of any default by SyStemix, Inc. under the Existing Lease and a right to cure such default, and Landlord shall accept such cure if made timely (as defined below), and, upon such cure, Landlord will continue to recognize Tenant's right to occupy the Premises under the terms of this Lease; provided, that the default by Systemix, Inc. shall not have resulted from any act or failure of performance by Tenant. Any such occupancy by Tenant prior to the Commencement Date of this Lease shall be under the pursuant to all terms and provisions of this Lease, except that the monthly rent payable during such period (prior to the Commencement Date) shall be the monthly rent payable by Tenant pursuant to Sections 3.A. and 3.B. of Tenant's sublease with SyStemix, Inc. For purposes of this Section 1.1, Tenant shall have "timely" cured a monetary default by SyStemix, Inc. under the Existing Lease if Tenant cures such default within thirty (30) days after receipt of written notice from Landlord that SyStemix, Inc. has failed to perform any obligation under the Existing Lease not requiring only the payment of money. It is understood that Landlord has no obligation under the foregoing sentence to deliver a second notice to Tenant with respect to any non-monetary default by SyStemix, Inc. (of any kind or character) that resulted from any act or failure of performance by Tenant.


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          1.2 POSSESSION.

              (a) Landlord shall deliver possession of the Premises to Tenant in "as is" condition on the Commencement Date.

              (b) Tenant acknowledges and agrees that it has had an ample opportunity to inspect and examine, and has inspected and examined, the Premises and all improvements thereto, and that the same are satisfactory to Tenant in all respects. Tenant accepts Premises and all improvements thereto in their current condition, and the Premises are hereby let in "as is" condition. Without limiting any of Tenant's other obligations of maintenance and repair set forth in this Lease, it is understood that Tenant shall be solely responsible, at its own expense (and subject to all terms and conditions herein), to keep and maintain the Premises in good condition and repair and to construct and install all alterations or improvements to the Premises needed to comply with any statute, law, ordinance, regulation or law (including, without limitation, any alterations or improvements required to comply with the Americans with Disabilities Act or any similar law or regulation). Tenant acknowledges and agrees that the nature and length of its tenancy contemplated in this Lease (together with the period of occupancy as subtenant under the Existing Lease) makes it reasonable that Tenant have the responsibility for constructing or installing all improvements and alterations required to comply with any legal requirement and otherwise to maintain the Premises in full compliance with all such requirements, all at Tenant's expense.

                                  ARTICLE II.
                           RENT AND SECURITY DEPOSIT

          2.1 RENT.

                (1) Commencing August 1, 2005, Tenant shall pay Landlord a monthly rent for the use and occupancy of the Premises equal to Eight and 31/100 Dollars ($8.31 per rentable square foot of space in the building presently located on the Premises, subject to increase as set forth below. For purposes of this Lease, the parties acknowledge and agree that the building on the Premises contains 73,172 rentable square feet, so monthly rent commencing August 1, 2005 shall be $508,059.32, subject to increase as set forth below. Tenant shall not be obligated to pay monthly rent below. Tenant shall not be obligated to pay monthly rent for the five-month period from the Commencement Date through July 31, 2005, but Tenant shall comply with all other terms and conditions of this Lease (including those requiring the payment or expenditure of money) during such free-rent period. As of each anniversary of the Commencement Date, the monthly rent payable hereunder shall increase by three and one-half percent (3.5%) of the monthly rent payable for the preceding year. By way of example only, on and as of the first anniversary of the Commencement Date, monthly rent shall be $8.60 per rentable square foot, and on and as of the second anniversary, monthly rent shall be $8.90 per rentable square foot.

                (2) All rent payable by Tenant hereunder shall be due and paid in advance, without notice and without abatement, counterclaim, deduction or set-off, on or before the first day of each and every calendar month during the term of this Lease (except as otherwise expressly provided in this Lease).

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          2.2 OTHER CHARGES. Tenant shall also pay, without notice and without abatement, counterclaim, deduction or set-off, all other sums which Tenant is required to pay to Landlord hereunder, when the same shall be due according to the terms of this Lease. In the event of Tenant's failure to make any such payment when due, Landlord shall have the same rights and remedies provided by law or by this Lease with respect to such non-payment as Landlord shall or may have with respect to the non-payment of any installment of monthly rent.

          2.3 PLACE FOR PAYMENT OF RENT. All rent that becomes due and payable under this Lease shall be paid to Landlord either (i) at 16555 Saticoy Street, Van Nuys, California 91406-1739, or to such other address as Landlord may from time to time designate by written notice to Tenant, or (ii) by wire transfer to an account designated by Landlord from time to time. All rent shall be payable in lawful money of the United States.

          2.4 LATE CHARGE. If Tenant fails to pay any monthly installment of rent, or any other sum to be paid or reimbursed to Landlord hereunder, within ten (10) days of the date when due, then Tenant shall immediately pay to Landlord, as a late charge, an additional suns equal to one percent (1%) of the monthly rent or other sums (as the case may be) due and unpaid. Tenant acknowledges that payment of such late charge in addition to the monthly rent (or other sum) then due or delinquent is reasonable and fair compensation to Landlord in light of all circumstances existing at the time this Lease is executed, including (without limitation) the damage and inconvenience to Landlord caused by Tenant's failure to make any payment of monthly rent (or other sum due hereunder) on or before the date due. Nothing in this Section 2.4 is intended to grant Tenant the right to make any late payment of rent or any other sums owed or to waive any rights or remedies that Landlord may have in the event of Tenant's breach or default under this Lease.

          2.5 DEFAULT RATE. Each installment of monthly rent and any other sums due Landlord hereunder, if not paid within ten (10) days of the date when due, shall bear interest at the Default Rate (as herein defined) from the date it became due until the date paid by Tenant to Landlord. Such default rate to be charged hereunder (the "Default Rate") shall be the maximum rate permitted by law or fifteen percent (15%), whichever is lower. Tenant acknowledges that payment of interest at the Default Rate is reasonable and fair in light of all circumstances existing at the time this Lease is executed, including (without limitation) the damage and inconvenience to Landlord caused by Tenant's failure to make any installment of monthly rent (or other sums due hereunder) on or before the date due.

          2.6 SECURITY. Tenant shall provide security for the full and faithful performance of Tenant's obligations hereunder in the amount of Four Million Six Hundred Thousand Dollars ($4,600,000) (the "Security Amount"), which amount is subject to reduction as provided below. Such security may be in the form of cash or a letter of credit meeting the requirements set forth below, and shall be delivered not less than fifteen (15) days prior to the Commencement Date; provided, however, that if such security is in the form of a letter of credit, then Tenant shall deliver the form of such letter of credit to Landlord for its review (so that Landlord can confirm that such letter of credit when issued will meet the requirements set forth below) at least thirty (30) days prior to the Commencement Date. If all or any portion of the security is in the form of a letter of credit, such letter of credit shall (i) be issued by a reputable and recognized financial institution satisfactory to Landlord in its reasonable discretion; (ii) name Landlord as the


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beneficiary; (iii) provide for draw of all or any portion of the credit in one or more than one draw upon certification by Landlord that Landlord is entitled to draw the amount thereof pursuant to the terms of this Lease; (iv) have a term of not less than one (1) year; and (v) otherwise be in form and substance satisfactory to Landlord in its reasonable discretion.

         It is understood that from time to time a portion of the security may be in the form of cash ("Cash Security") and a portion in the form of a letter of credit, provided that at all times, Landlord shall be entitled to hold security totaling the Security Amount (taking into account Cash Security plus the undrawn amount of any letter of credit then held as security).

                (1) Tenant shall have the right to substitute a letter of credit for Cash Security held at any time upon presentation to Landlord of a letter of credit in the amount of the Cash Security to be returned to Tenant, provided that (i) Tenant shall not then be in Default under this Lease and no event or action shall have occurred which, with the giving of notice or the lapse of time or both, would constitute a Default by Tenant; (ii) the letter of credit shall meet all the requirements set forth above; (iii) Landlord shall not be required to hold more than one (1) letter of credit at any one time; and (iv) the amount of security held by Landlord at all times (taking into account the amount of Cash Security and the undrawn amount of any letter of credit) shall equal the Security Amount then in effect.

                (2) If all or any part of the security held by Landlord is in the form of a letter of credit, then not less than thirty (30) days prior to the expiration date of the letter of credit, Tenant shall cause the term of the letter of credit to be extended (by amendment or by substitution of a replacement letter of credit having an extended expiration date and otherwise meeting all requirements for the letter of credit specified above) for a period of not less than one (1) year; provided, that if less than one (1) year remains in the term of this Lease at the time extension (of the term of the letter of credit) is required, then the term of the letter of credit may be extended for a shorter period than one (1) year, so long as the term is extended to a date not less than thirty (30) days after the scheduled expiration date of this Lease. If for any reason the term of the letter of credit has not been so extended at least thirty (30) days prior to its expiration date, then Landlord shall have the right to draw the full amount of the letter of credit and to retain such cash as Cash Security for the full and faithful performance of Tenant's obligations under this Lease. Landlord shall return the Cash Security held under the preceding sentence (or so much of it as Landlord has not previously used, applied or retained under the terms of this Section 2.6) subject to and in accordance with the terms and conditions of Section 2.6(1) above.

         In addition, if for any other reason Landlord at any time draws on the letter of credit in an amount in excess of the amount Landlord is then using, applying or retaining under the terms of this Section 2.6, Landlord shall likewise hold such cash (not then used, applied or retained) as part of Cash Security; and Landlord acknowledges that Tenant has the right under Section 2.6(1) above to have such cash returned (or so much of it as Landlord has not previously used, applied or retained under the terms of this Section 2.6) subject to and in accordance with the terms and conditions of Section 2.6(1).

                (3) If Tenant is in Default with respect to any obligation or provision of this Lease, Landlord may resort to the security held hereunder for the payment of any rent or other charge in Default or for the payment of any other sum to which Landlord may become obligated

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by reason of Tenant's Default, or to compensate Landlord for any loss or damage which Landlord might suffer thereby. If all or any portion of the security is in the form of a letter of credit, then Landlord may draw against the letter of credit and may use, apply or retain all sums so drawn for any purpose described in the foregoing sentence (that is, for payment of any rent or other charge in Default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's Default, or to compensate Landlord for any loss or damage which Landlord might suffer thereby). If Landlord draws upon such letter of credit in any amount and uses, applies or retains the amount of such draw as permitted above, then Tenant shall, within ten (10) days after Landlord's written demand, either (i) deposit with Landlord Cash Security in the full amount drawn and used, applied or retained by Landlord; or (ii) provide a substitute letter of credit meeting the requirements set forth at the beginning of this Section 2.6 and in an amount which (when combined with any Cash Security held by Landlord and not previously used, applied or retained by Landlord as permitted under Section 2.6(4) below) will satisfy the Security Amount then in effect. If Tenant elects to provide a substitute letter of credit pursuant to clause (ii) of the preceding sentence, Landlord shall, promptly upon receipt of such substitute letter of credit, return to Tenant the original letter of credit.

                (4) If all or any portion of the security held by Landlord is in the form of Cash Security, Landlord shall also have the right to use, apply or retain any such Cash Security for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's Default, or to compensate Landlord for any loss or damage which Landlord might suffer by reason of Tenant's Default. If Landlord so uses, applies or retains any amount of Cash Security as permitted above, then Tenant shall, within ten (10) days after Landlord's written demand, deposit with Landlord additional Cash Security in the full amount so used, applied or retained by Landlord.

                (5) If a portion of the security is in the form of Cash Security and a portion in the form of a letter of credit, Landlord may resort to either portion, or to both, all in Landlord's sole and absolute discretion.

                (6) Landlord shall not be required to keep any Cash Security separate from its general accounts and Tenant shall not be entitled to any interest on any such Cash Security (or on any letter of credit), and Tenant hereby specifically waives any requirement that Landlord pay any such interest. If Tenant performs all of Tenant's obligations hereunder, any Cash Security for Tenant's obligations hereunder, or so much thereof as has not theretofore been used or applied by Landlord, shall be returned, without payment of interest or any other increment for its use, to Tenant or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder, within thirty (30) days after
(i) expiration of the term hereof or (ii) the date Tenant vacates the Premises, whichever is later. The use, application, or retention of any Cash Security or of any amount drawn under any letter of credit shall not prevent Landlord from exercising any other remedy provided hereunder or at law, and shall not be construed as liquidated damages. No trust or fiduciary relationship is created herein between Landlord and Tenant with respect to any Cash Security or any letter of credit. If Landlord transfers the Premises during the term hereof, Landlord (i) may require that Tenant promptly amend any letter of credit to show Landlord's transferee as the new beneficiary of the Letter of Credit, and (ii) shall pay any Cash Security then held by Landlord to Landlord's transferee in accordance with Civil Code Section 1950.7 or any successor statute, in which event the transferring Landlord shall be released from all liability for the return of any Cash Security.

                (7) The Security Amount shall be Subject to reduction on and as of the second anniversary of the Commencement Date and each anniversary thereafter, subject to the terms and conditions of this Section 2.6(7). The amount of the reduction as of each anniversary shall be equal to $1,000,000.00, except that in no event shall the Security Amount be less than the total amount of rent payable hereunder during the last three (3) months of the scheduled term of this Lease. It shall be a condition to Tenant's right to reduce the Security Amount that (i) no Default shall then exist under this Lease, and no event or action shall have occurred which, with the giving of notice or the lapse of time or both, would constitute a Default by Tenant; (ii) no Default arising from Tenant's failure to pay rent or any other money required to be paid under this Lease shall have previously occurred (even if cured) under this Lease; and (iii) Tenant shall provide current financial statements and other information, in form and substance satisfactory to Landlord and certified to Landlord's reasonable satisfaction, showing that Tenant has (a) a market capitalization of not less than $1,000,000,000.00, and (b) cash reserves of not less $100,000,000.00. All terms of and requirements for the Letter of Credit shall remain unchanged notwithstanding that the amount of the Letter of Credit may be reduced hereunder.


                                   ARTICLE III.
                                 USE OF PREMISES

         3.1 PRINCIPAL USE. The Premises may be used and occupied by Tenant only for research and development and general office uses, and such other uses as are permitted by the Master Lease.

                                   ARTICLE IV.
                      TAXES, ASSESSMENTS AND OTHER CHARGES

         4.1 PAYMENT OF PROPERTY TAXES. Tenant shall be solely responsible for any and all taxes, assessments, fees and charges of every kind or nature that Landlord may be required to pay or reimburse under the Master Lease to any governmental authority or entity or to the Master Lessor by reason of or in connection with the ownership, operation, occupancy, use, development or improvement of the Premises (including any improvements or fixtures at any time existing on the Premises) or any activity on or about the Premises; and also any and all taxes, assessments, fees and charges of every kind or nature that may be levied or assessed by any governmental authority or entity on or with respect to Tenant's equipment, furnishings, inventory or other personal property, or Tenant's business or operations. The foregoing shall not be construed as obligating Tenant to pay any estate, inheritance, transfer, gift, franchise, income or sales taxes of Landlord, or any penalties and interest (other than those attributable to Tenant's failure to comply timely with its obligations pursuant to this Lease). Taxes, assessments, fees and charges for the calendar years during which the Commencement Date and the expiration date of this Lease occur shall be prorated so that Tenant pays only that portion of those items for such calendar years allocable to periods of time during the term of this Lease.

         In addition, and anything above to the contrary notwithstanding, Tenant shall not be responsible for taxes or assessments relating to the Premises to the extent arising from a

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reassessment of the value of the Premises resulting from a sale or transfer of the Premises or Landlords interest therein occurring after the date this Lease is executed. It is understood that Landlord shall be responsible for the portion of taxes or assessments arising directly from a reassessment of the value of the Premises resulting from such a sale or transfer by Landlord, but that nothing herein shall relieve Tenant of its obligation to pay property taxes and assessments arising from any reassessment of value to the extent such reassessment results from or is attributable to (i) any improvements or alterations made by or for Tenant or from any other act or activity of Tenant,
(ii) ordinary annual or periodic reassessments, or (iii) any other act, incident or occurrence other than a sale or transfer by Landlord.

         4.2 PAYMENT BEFORE DELINQUENCY. If and to the extent Tenant is invoiced directly by the taxing authority for any taxes, assessments, fees or charges that Tenant is obligated to pay pursuant to Section 4.1 above, Tenant shall pay all such taxes, assessments, fees and other charges at least ten (10) days before any such tax, assessment, fee or charge (or any installment thereof) becomes delinquent, and a true copy of the official receipt for the payment of such tax, assessment, fee or charge shall be given to Landlord promptly and in any case not less than five (5) days before the delinquency date. With respect to any tax, assessment, fee or charge (that Tenant is obligated to pay under Section 4.1), or installment thereof, that is invoiced directly to Landlord, Landlord at its option may either (i) forward the invoice to Tenant for direct payment to the taxing authority, in which case Tenant shall pay such invoice within ten (10) days after receipt from Landlord or ten (10) days prior to delinquency (whichever is later) and shall give a true copy of the official receipt for the payment to Landlord promptly and in any case not less than five
(5) days prior to the delinquency date; or (ii) demand that Tenant pay Landlord the amount of the invoice, in which case Landlord shall be responsible for paying the invoice directly to the taxing authority and Tenant shall pay Landlord the amount of the invoice within ten (10) days after Landlord's written demand (accompanied by a copy of the invoice, which invoice Landlord need not have previously paid) or within ten (10) days prior to the date of delinquency, whichever is later.

         Nothing herein is intended to prohibit Tenant from paying any tax, assessment, fee or charge in any number of installments permitted under applicable law and rules and regulations of the taxing authority, so long as (i) such payment does not breach the Master Lease and (ii) each installment is paid ten (10) days prior to delinquency as provided above.

         4.3 TAX HOLD-HARMLESS CLAUSE; RIGHT TO CONTEST. Tenant shall indemnify and hold Landlord and the property of Landlord (including the Premises) free and harmless from any liability, loss, or damage resulting from any taxes, assessments, or other charges required by this Article to be paid or reimbursed by Tenant and from all interests, penalties, and other sums imposed thereon and from any sales or other proceedings to enforce collection of any such taxes, assessments, or other charges.

         Without limiting Tenant's obligations hereunder, Tenant shall have the right to contest in good faith or otherwise review by appropriate legal or administrative proceeding any taxes, assessments, fees or charges with respect to the Premises that Tenant is obligated to pay hereunder, provided that such contest or other review shall be at Tenant's sole expense and shall not create or constitute a breach or default under the Master Lease. Landlord shall cooperate with Tenant in any contest or other proceedings prosecuted by Tenant hereunder in good faith, but at no out-of-pocket cost to Landlord. Such cooperation shall include, without limitation and if properly requested by Tenant, making available to Tenant past tax bills and other correspondence from any governmental agency relating to any taxes, assessments, fees or charges in Landlord's possession that Tenant is obligated to pay hereunder. Landlord shall turn over to Tenant (promptly upon Landlord's receipt thereof) any overpayment of taxes, assessments, fees or charges paid by Tenant to Landlord rather than to the taxing authority and refunded by the taxing authority to Landlord following any contest or review hereunder.

         4.4 UTILITIES. Tenant shall pay or cause to be paid, and shall hold Landlord and the property of Landlord (including the Premises) free and harmless from, all charges for the furnishing of water, gas, telephone, electricity, garbage, janitorial and any other utilities allocable to the Premises. Tenant shall take all steps necessary to have all such charges billed directly to Tenant.

         Without limiting any other obligation of Tenant hereunder, Tenant acknowledges that except to the extent otherwise expressly provided herein, this Lease is intended to be a "triple net" lease pursuant to which the monthly rent and other amounts due or payable to Landlord are to be paid absolutely net of all costs and expenses, and that it is the intent of the parties hereto that Tenant shall bear all costs and expenses relating to the use, operation, maintenance, repair and ownership of the Premises during the term of this Lease (except to the extent otherwise expressly provided in this Lease) including, without limitation, all costs and expenses of complying with all statutes, ordinances, regulations and laws pertaining to use, operation or condition of the Premises.

         4.5 PAYMENT BY LANDLORD. Should Tenant fail to pay within the time specified in this Article any taxes, assessments, fees or other charges or costs required (or increases thereto) by this Article to be paid by Tenant, Landlord may (but shall have no obligation to do so) pay, discharge, or adjust such increase in tax, assessment, fee or other charge or cost for the benefit of Tenant. In such event, or if for any reason whatsoever Landlord pays any increase in tax, assessment, fee or similar charge relating to the Premises or property or improvements therein, Tenant shall promptly on written demand of Landlord reimburse Landlord for the full amount paid by Landlord in paying, discharging, or adjustment such increase in tax, assessment, fee or other charge or cost. In the event that Tenant does not reimburse Landlord for the full amount properly paid by Landlord under the terms of this Section 4.5 within ten
(10) days after written demand, such failure to reimburse shall constitute a breach of this Lease and Landlord shall be entitled to such remedies as provided by law or under this Lease with respect to breaches of this Lease for non-payment of rent (including, without limitation the late charge provided under Section 2.6 above). Unless this Article specifies the time by which Tenant is required to make any payment to be made by Tenant hereunder, such payment must be made by Tenant before it becomes delinquent.

         4.6 OTHER CHARGES. Tenant shall also pay or reimburse Landlord (within ten (10) days after receipt of Landlord's written demand accompanied by appropriate supporting documentation) for all other costs that Landlord may become liable for under the Master Lease as a result of the use or occupancy of the Premises by Tenant or its agents, employees or contractors; provided, that Tenant shall not be obligated in any case for Landlord's rental obligations under the Master Lease or for any charges arising from Landlord's breach of the

Master Lease or this Lease (unless Landlord's breach resulted from Tenant's breach or default under this Lease).

                                   ARTICLE V.
               CONDITION OF PREMISES, IMPROVEMENTS AND MAINTENANCE

         5.1 ACCEPTANCE OF PREMISES ON "AS IS" BASIS. Tenant hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts this Lease and the Premises subject thereto and on an "as is" basis, and Tenant acknowledges that neither Landlord nor Landlord's agents have made any representations or warranties as to the condition of the Premises or the suitability of the Premises for the conduct of Tenant's business (except as otherwise set forth in Sections 11.16 and 11.19 below).

         5.2 CONSTRUCTION. Tenant shall not install or construct any improvements upon or to the Premises (including any constructed or installed at the beginning of the term), or make any alterations to any improvements now or in the future located upon the Premises (other than for purposes of ordinary repair and maintenance), except with the prior written consent of Landlord and, if required under the Master Lease, the written consent of the Master Lessor. Landlord's consent shall not be unreasonably withheld provided that (i) such improvements or alterations are permitted under the Master Lease and will not adversely affect the structural integrity or value of the Premises or improvements thereto, and (ii) all work to be performed will be undertaken and completed in accordance with all terms and provisions of this Article V, all other terms of this Lease and of the Master Lease, and any other conditions reasonably imposed by Landlord.

         The parties acknowledge that prior to the Commencement Date and pursuant to the Existing Lease, Tenant intends to undertake substantial remodeling and renovation of the Premises, including the removal from the basement of the Building of the specialized systems and equipment located therein and known as the "Good Manufacturing Practices Systems." Such remodeling and renovation work shall be done in accordance with the terms and conditions of the Existing Lease, except that Tenant shall not be subject to any terms or conditions of the Improvement Agreement attached to the Existing Lease; provided, that in addition to any other terms and conditions of the Existing Lease (without consideration of the Improvement Agreement), (i) all such remodeling and renovation work shall be done at Tenant's sole cost and expense, on a lien-free basis, and in accordance with all applicable laws and regulations, (ii) Tenant shall maintain, or shall cause its contractors to maintain, workmen's compensation insurance and such other insurance and bonds as Landlord may reasonably require in connection with such work (except that Landlord shall not require bonds unless the total contract price for all work then being performed exceeds $1,000,000, and such bonds, if required, shall conform with the requirements of Section 5.5), and (iii) Landlord shall have all rights of review and approval with respect to the design, layout and completion of such work (including approval of plans and specifications and contractors) as are provided in this Article V, or such greater or more extensive rights of review and approval as may be provided in the Existing Lease (without consideration of the Improvement Agreement).

         5.3 NO CONSTRUCTION BEFORE NOTICE/NOTICE OF NONRESPONSIBILITY. No improvements shall be commenced on the Premises until at least ten (10) days after written notice has been given by Tenant to Landlord of the commencement of such work or the delivery of such materials. Landlord shall, at any and all times during the term of this Lease, have the right to post and maintain on the Premises and to record as required by law any notice or notices of nonresponsibility provided for by the mechanics' lien laws of the State of California. Tenant shall be obligated to maintain such notices of nonresponsibility in places designated by Landlord, provided that all such notices shall be located and placed so that they will not unduly interfere with work being performed by Tenant or its employees or contractors.

         5.4 LICENSED CONTRACTORS. All construction work, including any site preparation work, landscaping work, maintenance, repair, and utility installation work, shall be performed only pursuant to plans and specifications, and by competent contractors duly licensed as such under the laws of the State of California (except as to contractors performing ordinary maintenance or repair work of a nonmaterial nature), approved in advance by Landlord (such approval not to be unreasonably withheld or delayed) and the Master Lessor. Tenant shall require all such contractors to carry workmen's compensation insurance (if required by law) and liability insurance in form, substance and amount reasonably satisfactory to Landlord, or shall procure and maintain such insurance on their behalf.

         5.5 PERFORMANCE AND PAYMENT BONDS. Each contractor engaged by Tenant to perform any construction work on the Premises for a total contract price (taking into account all work then being performed) in excess of $1,000,000 shall furnish to Tenant, who shall deliver copies thereof to Landlord prior to commencement of any such work, bonds issued by a corporate surety authorized to issue surety insurance in California, in the amount of the contract price, securing the faithful performance by the contractor of his contract and payment to subcontractors and material suppliers, which bonds shall name Landlord as co-obligee.

         5.6 COMPLIANCE WITH LAW AND QUALITY. All improvements and alterations to the Premises made by or for Tenant shall be constructed and maintained, at Tenant's sole expense, in accordance with all laws, ordinances, regulations, or orders of all federal, state, county, or local governmental agencies or entities having jurisdiction over the Premises, and pursuant to all required permits and approvals. All applications for permits and approvals required by any governmental authority shall be consistent with the plans and specifications previously approved by Landlord hereunder, and Tenant shall provide to Landlord a complete copy of each permit and approval (including any conditions of approval) promptly after receipt thereof.

         5.7 MECHANICS' LIENS. At all times during the term of this Lease, Tenant shall keep the Premises and improvements now or hereafter located on the Premises free and clear of all liens and claims of liens for labor, services, materials, supplies or equipment performed on or furnished to the Premises for or at the request of Tenant. If any claim of lien is recorded, Tenant shall bond against or discharge the same within fifteen (15) days after learning that the same has been recorded against the Premises. Should any lien be filed against the Premises or any action commenced affecting title to the Premises, the party receiving notice (or otherwise learning) of such lien or action shall promptly give the other party written notice thereof.

         5.8 OWNERSHIP OF IMPROVEMENTS. Any and all improvements now or hereafter located on the Premises as well as any and all other alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on the Premises by Tenant or any other person (whether before or after the Commencement Date), shall remain on the Premises and become the property of Landlord or Master Lessor (as the case may be, depending upon whether the term of this Lease ends concurrently with the term of the Master Lease or is earlier terminated) upon termination of this Lease, unless Landlord or the Master Lessor elects to require that Tenant remove the same, in which case Tenant shall promptly remove all improvements, alterations, additions or fixtures (or the portion thereof designated by Landlord or the Master Lessor) at Tenant's sole expense and shall promptly repair any damage to the Premises or the building thereon caused by such removal.

         The foregoing notwithstanding, Landlord agrees that it will advise Tenant in writing at the time Landlord approves any improvement, alteration, addition or fixture pursuant to Section 5.2 above whether Landlord will or might require Tenant to remove such item upon expiration of the term of this Lease. Upon expiration of the term of this Lease (except as otherwise provided below), Landlord shall not require Tenant to remove any alteration, addition, improvement or fixture unless Landlord advised Tenant in writing at the time of approval under Section 5.2 that Landlord would or might require such removal upon expiration of the term. The foregoing shall not preclude Landlord from requiring Tenant to remove any improvement, alteration, addition or fixture (i) required to be removed by Master Lessor pursuant to the Master Lease; or (ii) constructed or installed without Landlord's approval in violation of Section
5.2. In addition, and notwithstanding anything to the contrary contained in this Lease, upon the expiration of the term (as opposed to any early termination thereof), and provided that the term of the Master Lease has not been extended, then the provisions of the Master Lease with respect to the removal of alterations, additions and improvements from the Premises shall control, and Tenant shall be responsible only for complying with those provisions.

         5.9 SIGNS. Any exterior sign or advertisement on the Premises shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed provided that each such sign or advertisement (and its placement) shall comply with all terms of the Master Lease (including consent of the Master Lessor) and applicable law and any applicable design regulations that the Master Lessor may have imposed for the business park of which the Premises are a part. Any such sign or advertisement shall also be installed by Tenant (at its sole expense) in accordance with this Article 5.

                                  ARTICLE VI.
                             REPAIRS AND RESTORATION

         6.1 REPAIRS AND MAINTENANCE. At all times during the term of this Lease, Tenant shall, at Tenant's own costs and expense (except as provided in Sections 6.1(1)-(5) below), keep and maintain the Premises and all improvements now or hereafter placed on the Premises as well as all facilities now or hereafter located on or within the Premises in good order and repair and in a safe and clean condition. Tenant hereby assumes the sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises during the term of this Lease Tenant waives any and all rights, whether conferred by statute or otherwise, to make repairs or replacements at the expense of Landlord, or to obtain damages or reductions or abatements of rent or other sums payable hereunder due to any failure of Landlord to repair and maintain the Premises. Without limiting the generality of the foregoing and for valuable consideration, Tenant specifically waives any rights conferred by Sections 1941 and 1942 of the California Civil Code or any successor or similar statute.

                (1) The foregoing notwithstanding, Tenant shall be entitled to reimbursement from Landlord for Tenant's actual and reasonable out-of-pocket costs of repairing and maintaining the parking lot, building foundation, structural walls, roof (but excluding the roof membrane), upper roof deck, and floor slabs, up to a maximum reimbursement of One Million Dollars ($1,000,000) during the term of this Lease, subject to the terms and conditions of this
Section 6.1(1) and Sections 6.1(2)-(5) below. Except in case of emergency not resulting from Tenant's lack of care or diligence, it shall be a condition to any claim for reimbursement that Landlord shall have previously approved the proposed repair or maintenance work in the manner provided below. Nothing herein is intended to entitle Tenant to reimbursement for routine cleaning or maintenance or for Tenant's administrative costs or time in connection wish any such work.

                (2) If Tenant proposes to undertake any repair or maintenance work for which Tenant intends to claim reimbursement under Section 6.1(1), it shall give Landlord reasonable advance written notice (except in case of emergency not resulting from Tenant's lack of care or diligence), which shall include a reasonably detailed description of the work for which Tenant intends to claim reimbursement and an estimate of the cost of completing the same. The work shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed and shall be deemed granted unless, within ten
(10) business days after receipt of Tenant's written notice, Landlord has responded in writing by disapproving the work or by requesting clarification of the proposal or additional time to perform an appropriate inspection and review. Landlord may also grant any approval subject to reasonable conditions (including, if reasonable under the circumstances, conditions imposing a maximum cost). Without limiting the generality of Section 11.13 below, Landlord and its employees and consultants shall have the right to inspect the Premises in connection with any proposed repair or maintenance work for which Tenant intends to claim reimbursement hereunder.

                (3) Landlord shall reimburse Tenant for its actual and reasonable out-of-pocket costs of completing the work within thirty (30) days after receipt of Tenant's invoice accompanied by appropriate supporting documentation showing that the work has been completed, the actual cost thereof, and that all lien rights have been waived.

                (4) In the event that any dispute arises concerning Tenant's right to reimbursement under Section 6.1(1) or Landlord's approval, disapproval or conditioning of any proposed work under Section 6.1(2), such dispute shall be settled by binding arbitration before a JAMS neutral, who shall be experienced with construction practices. The cost of arbitration shall be split by the parties.

                (5) It is understood that Landlord's maximum liability for reimbursement under Section 6.1(1) is $1,000,000 in total during the entire term of the Lease. In addition, nothing in this Section 6.1 is intended to obligate Landlord to pay or reimburse Tenant for any costs of repairing or maintaining any portion of the Premises (or improvements thereto) other than the items listed in the first sentence of Section 6.1(1), or any costs of repairing damage caused by Tenant or its employees, agents, contractors or subtenants. Sections 6.1(1)-(5) also do not apply to repair of casualty damage, which is covered by Section 6.4 below.

         6.2 REQUIREMENTS OF GOVERNMENTAL AGENCIES. At all times during the term of this Lease, Tenant, at Tenant's own cost and expense, shall:

                (1) Make all alterations, additions, or repairs to the Premises, improvements or facilities on the Premises required by any law, ordinance, statute, order, or regulation now or hereafter made or issued by any federal, state, county, local, or other governmental agency or entity, including, without limitation, any or all alterations, additions, repairs, improvements or facilities required by the Americans With Disabilities Act (ADA) or any similar or related law or regulation;

                (2) Observe and comply with all laws, ordinances, statutes, orders, and regulations now or hereafter made or issued respecting the Premises (or the use, operation, repair or maintenance thereof) or improvements or facilities on the Premises by any federal, state, county, local, or other governmental agency or entity;

                (3) Indemnify and hold Landlord and the property of Landlord, including the Premises, free and harmless from any and all liability, loss, damages, fines, penalties, claims, and actions (including claims for attorney's fees) resulting from Tenant's failure to comply with and perform the requirements of this Section 6.2.

         Tenant's obligations under this Section 6.2 include, without limitation, the obligation to observe all laws and regulations applicable to the operation of Tenant's business or operations.

         6.3 TOXIC OR HAZARDOUS MATERIALS. Without limiting the generality of
Section 6.2 above or Section 7.1 below, Tenant further agrees to comply with all laws relating to the storage, handling, use and disposal of toxic or hazardous materials on or about the Premises by Tenant or its agents, employees, contractors or subtenants and shall indemnify and hold Landlord harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with (a) any toxic or hazardous substances located, stored, handled, used or released at or in the Premises by Tenant or its agents, employees, contractors or subtenants during the term of this Lease or for any longer period Tenant may occupy the Premises (including, without limitation, during Tenant's possession pursuant to the Existing Lease), or (b) the removal or clean-up of toxic or hazardous materials on the Premises caused by Tenant or its agents, employees, contractors or subcontractors and restoration of the Premises to their condition prior to the storage, use or disposal of such toxic or hazardous materials by Tenant. Nothing herein is intended to limit or impair Tenant's obligations with respect to toxic or hazardous substances under the Existing Lease.

                (1) It is understood that under no circumstances shall Tenant be liable for any losses, costs, claims, liabilities or damages (including attorneys' and consultants' fees) of any type or nature, arising out of or in connection with any hazardous or toxic substances present at any time on or about the Premises (including without limitation substances or contaminated groundwater migrating onto or under the Premises from any off-site source), or the violation of any environmental laws, except to the extent that any such loss, cost, claim, liability or damage results from (i) the transportation, use, storage, handling, release or disposal of hazardous or toxic substances by Tenant or its agents, employees, contractors or subtenants on or about the Premises, or (ii) the breach of this Lease or the Master Lease or the violation of any environmental law by Tenant or its agents, employees, contractors or subtenants; and also except to the extent that Tenant has responsibility for or in connection with such hazardous or toxic substance under the Existing Lease. Landlord shall indemnify, defend and hold harmless Tenant, its officers, directors, employees, agents, successor and assigns from and against all damages (including investigation and remedial costs), liabilities and claims arising out of the presence of any hazardous or toxic substances on or under the Premises on or at any time prior to the Commencement Date, except to the extent that of any damage, liability or claim results from (i) the transportation, use, storage, handling, release or disposal of hazardous or toxic substances by Tenant or its agents, employees, contractors or subtenants, or (ii) the breach of this Lease, the Existing Lease or the Master Lease or the violation of any environmental law by Tenant or its agents, employees, contractors or subtenants; and also except to the extent that Tenant has responsibility for or in connection with such hazardous or toxic substance under the Existing Lease.

                (2) For purposes of this provision, "hazardous or toxic substance" means any material, chemical or substance that is now or hereafter prohibited or regulated under any statute, ordinance or other law or regulation for the purpose of protecting health, reproduction, safety or the environment, or that is designated by any governmental authority as radioactive, toxic, hazardous or otherwise dangerous to health, reproduction or the environment.

        6.4 DESTRUCTION OF PREMISES. Except as otherwise provided below, in the event any portion of the Premises is damaged or destroyed by fire, the elements or other casualty, Landlord shall forthwith repair or correct the same at its sole cost and expense if (i) such damage can, in Landlord's reasonable opinion, be repaired or corrected within one hundred eighty (180) days after the occurrence of such damage or destruction, and (ii) Landlord will receive insurance proceeds sufficient to cover the full cost of such repairs or corrections. If such damage cannot, in Landlord's reasonable opinion, be repaired or corrected within such 180-day period, or if insurance proceeds will not be sufficient to cover the full cost of such repairs or corrections, Landlord shall have the right to terminate this Lease upon fifteen (15) days advance notice to Tenant delivered within sixty (60) days after the date of such damage or destruction. If Landlord either has no right to terminate this Lease pursuant to the above, or if Landlord has such right but elects not to terminate, Landlord shall have the option to require Tenant to repair and correct the Premises, in which event Tenant shall undertake such work in accordance with Section 6.4(7) below.

                (1) The foregoing notwithstanding, if such damage can (in Landlord's reasonable opinion) be repaired or corrected within 180 days after the occurrence of such damage but Landlord has elected to terminate this Lease because destruction insurance proceeds will not be sufficient to cover the full cost of such repair or corrections, Landlord shall withdraw its notice of termination (and shall repair or correct the damage pursuant to this Section 6.4) if, within fifteen (15) days after the date such notice is delivered, Tenant agrees in writing (x) to pay all costs of repair and correction in excess of insurance proceeds, together with evidence (satisfactory to Landlord in its reasonable discretion) that Tenant has the financial ability to pay such excess costs as they are incurred, (y) waives any right to terminate this Lease by reason of such damage and any right or claim to abatement of rent (pursuant to Section 6.4(4) below) except in accordance with Subsections 6.4(4)(a) and (b) below, and (z) agrees to repair and correct the damage at Landlord's option. Landlord shall also have the right, in its reasonable discretion, to require a bond, cash deposit, or other security to cover Tenant's obligation to pay such excess costs. Nothing herein is intended to obligate Tenant to pay costs of repair or correction in excess of insurance proceeds unless Tenant agrees following receipt of Landlord's termination notice, as provided above.

                (2) In addition, if Landlord has elected to terminate this Lease as provided above because such damage can not (in Landlord's reasonable opinion) be repaired or corrected within 180 days after the occurrence of such damage but either (i) destruction insurance proceeds will be sufficient to cover the full cost of such repair or corrections or (ii) Tenant has agreed pursuant to Section 6.4(1) above to cover the entire shortfall, Landlord shall withdraw its notice of termination if, within fifteen (15) days after the date such notice is delivered, Tenant in writing (x) agrees to repair and correct the damage at Landlord's option, and (y) waives any right to terminate this Lease by reason of such damage and any right or claim to abatement of rent (pursuant to Section 6.4(4) below) except in accordance with Subsections 6.4(4)(a) and (b) below.

         It is understood that if Landlord's notice of termination indicates that the termination is based both upon Landlord's opinion that the damage can not be repaired or corrected within 180 days and that insurance proceeds are not sufficient to cover the full cost of repair and correction, Landlord shall have no obligation to withdraw such notice unless Tenant has agreed both to fund the shortfall of funds (in accordance with Section 6.4(1)) and to undertake the repair and correction and to waive any right of termination by reason of such damage and to rent abatement except in accordance with Subsections 6.4(4)(a) and
(b) (pursuant to Section 6.4(2)).

                (3) Anything in this Section 6.4 to the contrary notwithstanding, Landlord shall have no obligation in any case to repair or rebuild, or to provide any insurance proceeds or other funds to repair or rebuild, any interior or utility improvements or fixtures or any damage caused by the negligence or willful misconduct of Tenant or its employees, agents, contractors or employees. Tenant shall be obligated to repair and rebuild all such interior and utility improvements and fixtures (except if Landlord elects to terminate this Lease under this Section 6.4 and such notice is not withdrawn as provided above, in which event Landlord shall be entitled to receive directly from the insurer or from Tenant all insurance proceeds payable by reason of the damage of any such interior or utility improvements or fixtures; but provided, that any movable equipment not constituting a fixture installed in the Premises by Tenant and all other personal property of Tenant, and any insurance proceeds paid in connection therewith, shall at all times remain Tenant's property).

                (4) If the damage or destruction to the Premises is not the result of the negligence or willful misconduct of Tenant or its employees, agents, contractors, invitees or subtenants, Tenant shall be entitled to an abatement of monthly rent while such repair is being made in proportion to the degree that the Premises are rendered unusable by such damage or the repair thereof. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly set forth above. In the event that any dispute arises concerning the amount or duration of rent abatement under this Section 6.4(4)(including Subsections (a) and (b) below), such dispute shall be settled by binding arbitration before a JAMS neutral, who shall be experienced with construction practices. The cost of arbitration shall be split by the parties.

         The foregoing notwithstanding, if Tenant is performing the repair and correction work (whether because Landlord has elected to require Tenant to repair and correct any damage or destruction as provided at the beginning of or elsewhere in this Section 6.4, or because Tenant has elected to cause Landlord to withdraw its notice of termination under Section 6.4(1) or Section 6.4(2) above), Tenants right to abatement of rent shall be governed by the following:

                           (a)  Tenant shall diligently obtain all permits
and approvals necessary for such work and shall diligently complete such repair and correction. Rent as to any portion of the Premises that would be usable but for the damage shall be abated only until the earliest to occur of the date that
(i) repair and corrective work within such portion of the Premises is actually completed; (ii) repair and corrective work within such portion of the Premises would have been completed but for any lack of diligence by Tenant (or its contractors, employees or agents) or failure of Tenant (or its contractors, employees or agents) to comply diligently with any requirement of this Lease, the Master Lease, or any law or permit; or (iii) such portion of the Premises is actually occupied.

                           (b)  In no event shall Tenant be entitled to any
abatement of rent beyond the first anniversary of the date the damage or destruction occurred, or if the damage or destruction resulted from the negligence or willful misconduct of Tenant or its employees, agents, contractors, invitees or subtenants.

                (5) Notwithstanding anything to the contrary contained in this
Section 6.4, should Landlord (if performing the work) be delayed or prevented from repairing or restoring the Premises within two hundred seventy (270) days after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other causes beyond the control of Landlord, Landlord shall be relieved of its obligations to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of such 270-day period. In addition, Tenant shall have the option of terminating this Lease by giving Landlord at least thirty (30) days' prior written notice if the Building is damaged or destroyed by any cause not the result of Tenant's negligence or willful misconduct (i) within the last two (2) years of the term and such damage or destruction can not be repaired or restored within one hundred eighty (180) days after the date of the damage or destruction, or (ii) within the last year of the term and such damage or destruction can not be repaired or restored within ninety (90) days after the date of the damage or destruction.

                (6) In the event this Lease terminates pursuant to this
Section 6.4, Tenant shall be responsible for any demolition or clean-up required under the Master Lease. Any insurance proceeds covering such demolition or clean-up, and any available insurance proceeds covering damage to or destruction of interior or utility improvements or fixtures, shall be made available to Tenant to cover all or a portion of the costs of such demolition and clean-up (up to a maximum of the actual and reasonable costs thereof), but Landlord shall be entitled to all available insurance proceeds in excess of the actual and reasonable costs of demolition and clean-up.

                (7) Any repair or corrective work to be performed by Tenant under this Section 6.4 (whether because Landlord has elected to require Tenant to repair and correct any damage or destruction as provided at the beginning of or elsewhere in this Section 6.4, or because Tenant has elected to cause Landlord to withdraw its notice of termination under Section 6.4(1) or Section 6.4(2) above) shall be performed in accordance with this Section 6.4(7). In performing such work, Tenant shall comply with the terms and provisions of
Article V and any applicable provisions of the Master Lease in connection with repair and correction of the Premises; Landlord shall have all rights of approval in connection with such work (and plans and specifications therefor) set forth in Article V; Tenant shall diligently obtain all permits and approvals necessary for such work and shall diligently complete such repair and correction; and Landlord shall have the right to inspect the work at any time and from time to time and to receive regular reports from Tenant concerning the progress of construction. Landlord shall also make available to Tenant the proceeds of insurance for the purpose of undertaking such work, but Landlord shall have the right to establish reasonable procedures for disbursing such proceeds for the purpose of ensuring that the repair and correction work is undertaken and completed diligently and in accordance with all applicable laws, regulations and permits, approved plans and specifications, and all other terms of Article V and any applicable provisions of the Master Lease, and in a lien-free manner. Landlord shall also have the right to require that Tenant or its contractor maintain course of construction insurance and other customary insurance and bonds (except that Landlord shall not require bonds unless the total contract price to complete the work exceeds $1,000,000, and such bonds, if required, shall conform with the requirements of Section 5.5). Nothing herein is intended to entitle Tenant to receive insurance proceeds for the purpose of repairing or correcting damage to (or replacing) interior or utility improvements or fixtures or any personal property of Tenant.

        6.5 WAIVER. Tenant hereby waives the revisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and any successor statutes, which authorize the termination of leases upon the partial or complete destruction of the premises let, it being understood that Tenant's rights to terminate this Lease are waived in this Article VI.

        6.6 ACTION BY LANDLORD. Without limiting any other right or remedy of Landlord or any obligation of Tenant under this Lease, in the event Tenant fails to make any repair or payment required under this Lease, or fails to perform any other obligation hereunder when required to be performed, then Landlord shall have the right (but not the obligation) to make such repair or payment or to perform such obligation, and Tenant shall reimburse Landlord for any and all costs incurred or sums paid by Landlord within five (5) business days after Landlord's written demand therefor. Landlord agrees that it shall not make any repair or payment or perform any obligation under the foregoing sentence unless Tenant's failure continues beyond any grace period provided under Section 10.1 below, except in ease of emergency or where, in Landlord's good faith judgment, Tenant's failure could constitute a default under the master Lease.


                                  ARTICLE VII.
                             INDEMNITY AND INSURANCE

        7.1 INDEMNITY AGREEMENT. To the greatest extent allowed by law, Tenant shall indemnify, defend, protect and hold Landlord and the property of Landlord, including the Premises, free and harmless from any and all liability, claims, losses, damages, actions, demands, costs or expenses (including, without limitation, attorneys' fees incurred in good faith) arising from or relating to
(i) Tenant's occupation or use of the Premises, including any improvements thereto, (ii) Tenant's business or operations, (iii) any activity on or about the Premises by Tenant or its agents, employees, contractors or guests, or (iv) Tenant's failure to perform any term, condition or covenant of this Lease or to comply with any requirement of law or regulation.

         Tenant's obligations set forth above include (without limitation) the obligation to indemnify, defend, protect and hold harmless Landlord and its property from liabilities, claims, losses, damages, actions, costs and expenses arising from Landlord's own negligence or misconduct, except that (anything above to the contrary notwithstanding) Tenant shall not be liable for or in connection with any liability, claim, loss, damage, action, demand, cost or expense to the extent arising directly from the negligence, intentional misconduct, breach of this Lease or violation of law by or of Landlord or any of its agents, employees or servants. Notwithstanding any provision in this Lease to the contrary, the obligations of Tenant under this Section 7.1 shall survive the-expiration or any earlier termination of this Lease with respect to any act or omission occurring, or alleged to have occurred, during the term of this Lease.

         In addition, Tenant, as a material part of the consideration for this Lease, hereby waives all claims against Landlord for damage to goods, wares, merchandise, furniture, fixtures, equipment or any other property in, upon, or about the Premises and for injuries to or death to any person in, on or about the Premises, from any cause arising at any time; provided, that this shall not apply to any damage or injury resulting solely from Landlord's active negligence or willful misconduct.

        7.2 HAZARD AND LIABILITY INSURANCE. During the term of this Lease, Tenant shall, at its own cost and expense, keep and maintain the following insurance:

                (1)      Hazard Insurance.

                         (a)      Insurance on all interior utility and
infrastructure improvements existing at the time Tenant's occupancy under the Existing Lease commences or subsequently constructed or installed by Tenant, and on all equipment and other personal property of Tenant used or located on or about the Premises, against loss or damage by fire or by other risks included in so-called broad form extended coverage endorsements (including vandalism, malicious mischief and sprinkler leakage) or by other risks as Landlord may reasonably designate from time to time (and which are then generally being required to be carried by comparable tenants in the vicinity of the Premises) in an amount not less than 100% of the then full replacement value of such improvements and such equipment and other personal property. The term "full replacement value" shall mean the actual replacement value (exclusive of depreciation) of such improvements and other property.

                         (b)      Such other insurance on improvements or
facilities now or hereafter located on the Premises and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time of Landlord's request are commonly insured against in the case of improvements of similar type and character located in the same vicinity including loss or destruction by windstorm, hail, explosion, riot, riot attending a strike, civil commotion, mischief, vandalism and aircraft. The foregoing notwithstanding, Tenant shall in no event be required to maintain earthquake or flood insurance.

                (2) Comprehensive broad form general public liability insurance protecting and indemnifying Tenant against any and all claims for damages to persons or property or for loss of life or of property occurring upon, in, or about the Premises, such insurance to afford protection in an amount of not less than $5,000,000 per person and per occurrence and $5,000,000 aggregate (or such higher amount as Landlord may reasonably require from time to time, but not in excess of the amounts which are then generally being required to be carried by comparable tenants in the vicinity of the Premises).

                (3) Workmen's compensation insurance and any other insurance required to be maintained by Tenant under any law or regulation applicable to Tenant's business or its activities on or about the Premises.

        7.3 TERMS OF POLICIES. All insurance carried by Tenant shall be subject to the following:

                (1) All such insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in California and have been approved by Landlord, such approval not to be unreasonably withheld or delayed. All policies of insurance shall conform with the requirements of this Section 7.3 and shall additionally be in form and substance satisfactory to Landlord in its reasonable discretion. Upon execution of this Lease, and thereafter not less than fifteen (15) days prior to the expiration dates of any expiring policies previously issued, certificates of the insurers indicating that all insurance hereunder is in effect and bearing notations evidencing the payment of premiums shall be delivered by Tenant to Landlord. Upon Landlord's reasonable request from time to time Tenant shall also promptly provide complete copies (certified as such by Tenant) of all insurance policies required hereunder.

                (2) All policies for such insurance shall contain a provision or endorsement that such policies are primary to any insurance obtained directly by Landlord, and such other endorsements or coverages as Landlord may reasonably require. Without limiting the generality of the foregoing, the liability policy or policies shall also include appropriate contractual liability endorsements (which endorsements shall not limit or impair Tenant's indemnity obligations under Sections 6.3 or 7.1 hereof or otherwise).

                (3) Each policy shall contain an agreement by the insurer that the insurer shall not cancel or materially amend such policy without at least thirty (30) days prior written notice to Landlord.

                (4) Each policy shall contain a statement that the insurance shall not be invalidated should any insured waive in writing prior to a loss any and all right of recovery against any party for loss occurring to the Premises.

                (5) All policies of hazard insurance shall name Landlord, Tenant, Master Lessor and any lender holding a deed of trust or mortgage on Landlord's interest in the Premises as their interests may appear, and all liability policies shall name Landlord, Master Lessor and any other party named by Landlord (and having an insurable interest in or other significant connection with the Premises) as additional insureds.

                (6) Any insurance to be maintained hereunder may be effected by a policy or policies of blanket insurance, provided, however, that such policy or policies furnish protection substantially equivalent to that provided by separate policies in the amounts herein required, and any such policy or policies shall comply with the other provisions of this Lease in all material respects.

        7.4 LANDLORD'S INSURANCE. During the term of this Lease, Landlord shall maintain insurance on the shell and structural elements of the building located on the Premises, and (at Landlord's option) upon other or related facilities, improvements and structures on or about the Premises, against loss or damage by fire and against loss or damage by other risks included in so-called broad form extended coverage endorsements in an amount not less than 100% of the then full replacement value of the completed buildings, improvements and facilities. Tenant shall reimburse Landlord for the actual cost of obtaining and maintaining the insurance to be maintained by Landlord under this Section 7.4 (and any other insurance required to be maintained by Landlord under the Master Lease) within ten (10) business days after receipt of Landlord's written demand accompanied by appropriate supporting documentation.

        7.5 RELEASE AND WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, each party hereby releases the other, and the other party's agents, employees, contractors and subtenants, from any liability for damage to property that arises out of or incident to any peril which is actually insured against under any policy of hazard insurance required to be carried by the releasing party under the terms of this Lease. Each party shall cause each hazard insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any property damage or loss covered by the policy.

                                  ARTICLE VIII.
                                  CONDEMNATION

        8.1 TOTAL CONDEMNATION. Should, during the term of this Lease, title and possession of all of the Premises be taken under the power of eminent domain by any public or quasi-public agency or entity, this Lease shall terminate as of 12:01 a.m. of the date legal title of the Premises becomes vested in or actual physical possession of the Premises is taken by the agency or entity exercising the power of eminent domain (whichever first occurs), in which event Landlord shall promptly return the Security Amount and any prepaid (but unearned) rent to Tenant, and both Landlord and Tenant shall thereafter be released from all obligations under this Lease, except as provided in Section 11.15 below. Nothing in the foregoing sentence shall be construed as requiring Landlord to pay or reimburse Tenant any sum for or in connection with the period of free rent from the Commencement Date through the date rent commences pursuant to Section 2.1(1).

        8.2 TEMPORARY APPROPRIATION. In the event that all or any portion of the Premises, or possession of all or any portion of the Premises, be taken under the power of eminent domain for a temporary period, then Tenant shall be entitled to retain the entire award made on account of such temporary taking, but rent and all other charges payable by Tenant hereunder shall not be reduced or abated.

        8.3 RENT ABATEMENT FOR PARTIAL TAKING. Should, during the term of this Lease, title and possession of only a portion of the Premises be taken under the power of eminent domain, then this Lease shall terminate as to the portion of the Premises taken under eminent domain as of 12:01 A.M. of the date title is taken or the date actual physical possession of the portion taken by eminent domain is taken by the agency or entity exercising the eminent domain power (whichever first occurs). Furthermore, the rent payable under this Lease shall, as of that time, be reduced in the same proportion that the taking reduces or interferes with the use or operation of the Premises (including any buildings or other improvements thereon) by Tenant. In the event of a partial taking, neither party shall have any obligation to repair or replace any improvements or facilities on the Premises or to do any other acts to make the remaining portion of the Premises fit for the uses specified in this Lease. Anything above to the contrary notwithstanding, if any material part of the Building or the Premises is taken by the exercise of the power of eminent domain (or conveyed by Landlord or Master Lessor in lieu of that exercise), and the remaining portion cannot be made suitable for the continued use and operation of the Premises by Tenant for substantially the same purposes as immediately prior to such taking, then Tenant may terminate this Lease by written notice to Landlord given on or prior to the effective date of the taking.

        8.4 CONDEMNATION AWARD. Landlord shall be entitled to receive the total award of compensation in any eminent domain or appropriation proceeding, including any amount applicable to the loss of Tenant's leasehold; provided, however, that Tenant shall be entitled to recover from the condemnor compensation as may be separately awarded by the condemnor to Tenant, or recoverable from the condemnor by Tenant in Tenant's own right, for the taking of trade fixtures and equipment owned by Tenant (meaning personal property, excluding fixtures, whether or not attached to the real property, that may be removed without injury to the Premises) and for Tenant's relocation expenses.

                                  ARTICLE IX.
                            ASSIGNMENT AND SUBLEASING

        9.1 NO ASSIGNMENT WITHOUT LANDLORD'S CONSENT. Except as provided below, Tenant shall not assign or otherwise transfer this Lease or any right or interest in this Lease, nor shall Tenant transfer or sublet the Premises or any part thereof or any right or interest in the Premises or any of the improvements that may now or hereafter be constructed or installed on the Premises, without the express written consent of Landlord first had and obtained (which consent shall not be unreasonably withheld or delayed). Any assignment, transfer or sublet by Tenant without the prior written consent of Landlord (except as expressly permitted under the foregoing sentence), whether it be voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Landlord, terminate this Lease. A consent by Landlord to one assignment, transfer or sublet shall not be deemed to be a consent to any subsequent assignment, transfer or sublet by Tenant. It shall be a condition to Landlord's consent to any proposed assignment, transfer or sublease that Landlord shall receive fifty percent (50%) of any rent or other consideration paid or payable to Tenant under or in connection with the assignment, transfer or sublease in excess of the rent and other sums payable by Tenant to Landlord hereunder, after first deducting therefrom (on an amortized basis through the remainder of the term) the sum of the following: (i) all leasing commissions paid to third parties by Tenant in connection with the assignment, transfer or sublease in question, (ii) all attorneys' fees paid by Tenant to Landlord with respect to the assignment, transfer or sublease in question, (iii) the unamortized portion of any alterations or improvements installed in the Premises by Tenant (such portion to be amortized over the useful life of the improvements or alterations), (iv) the cost of any new alterations that Tenant is required to construct for the subtenant or assignee, and (v) the fair market value of any personal property sold by Subtenant to the proposed assignee, transferee or sublessee in conjunction with transfer of the Lease.

         Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant may assign this Lease or sublet all or any portion of the Premises, with thirty (30) days prior written notice to Landlord but without Landlord's consent and without the sharing with Landlord of any excess subletting or assignment proceeds, to (a) any successor corporation to Tenant by way of merger, consolidation or other corporate reorganization, (b) any parent or subsidiary of Tenant or any other subsidiary of tenant's parent, or (c) any party acquiring all or substantially all of Tenant's assets or stock (each a "Permitted Transfer"); provided, that in connection with any Permitted Transfer the successor to Tenant shall, if requested by Landlord and as a condition to the effectiveness of the Permitted Transfer, assume and agree to perform all obligations of Tenant under this Lease and with respect to the Premises (or, in the case of a Permitted Transfer consisting of a sublease of less than the entire Premises, all obligations of Tenant as, applicable to the area so sublet). In addition, although Landlord's consent shall not be required for any Permitted Transfer, Landlord may in its reasonable discretion require, in the case of any assignment or transfer to a subsidiary of Tenant or of Tenant's parent, or in the case of any sale of all stock or assets of Tenant, that Tenant or Tenant's parent execute a guaranty of all obligations of Tenant under this Lease (in form and substance reasonably-specified by Landlord); provided, that no guaranty shall in any case he required if, as a result of a sale of all stock or assets of Tenant, neither Tenant nor any parent of Tenant continues to exist as a separate entity.

        9.2 TENANT'S REQUEST FOR APPROVAL. If Tenant requests Landlord's consent or approval to any proposed assignment, transfer or sublet, Tenant shall provide, with such request, a reasonably detailed description of the proposed assignee, transferee or subtenant (in any case, the "Proposed Transferee"), financial statements of the Proposed Transferee for the current and past fiscal year and other information evidencing the financial ability of the Proposed Transferee to satisfy all obligations of the `Tenant under this Lease, and a copy of the proposed Sublease, Assignment or other instrument effecting the transfer. Thereafter, Tenant shall provide such further information as Landlord may reasonably request from time to time regarding the Proposed Transferee and the proposed terms of assignment, sublease or transfer. Tenant shall reimburse Landlord for its reasonable costs of reviewing any request for approval of any proposed assignment, sublease or transfer, including (without limitation) reasonable fees paid to attorneys, accountants or other consultants (but not to exceed in any case $5,000 for any individual request for approval), and a reasonable fee for Landlord's time to review any such request. It is understood and agreed that in considering any request for consent or approval hereunder, Landlord may consider any and all relevant factors, including (without limitation) the identity and reputation of the Proposed Transferee and its affiliates, the Proposed Transferee's ability (financial and otherwise) to satisfy all obligations of Tenant under this Lease to be assumed or performed by the `Proposed Transferee, and the business experience of the Proposed Transferee; but in no event will Landlord unreasonably withhold or delay its consent to any such request by Tenant. It is understood that any Proposed Transferee shall, if requested by Landlord, assume and agree to perform all obligations of Tenant under this Lease and with respect to the Premises (or, in the case of a sublease of less than the entire Premises, all obligations of Tenant as applicable to the area so sublet).

        9.3 TENANT'S LIABILITY AFTER TRANSFER. No assignment or transfer of this Lease or sublet or transfer of the Premises (or any part thereof), even with the consent of Landlord (and also including without limitation any Permitted Transfer), shall release Tenant from any of its obligations under this Lease.

                                    ARTICLE X.
                                EVENTS OF DEFAULT

        10.1 FAILURE BY TENANT. Each of the following events shall be a default by Tenant and a breach of this Lease (each and any a "Default"):

                 (1) Failure or refusal to pay when due any installment of monthly rent or any other payment to be made to Landlord hereunder, if such failure continues for three (3) days after written notice from Landlord.

                 (2) Any failure to perform any of the covenants, agreements, terms or provisions of this Lease requiring only the payment of money by Tenant to any party other than Landlord, if such failure continues for three (3) days after written notice from Landlord.

                 (3) Any failure to perform any of the covenants, agreements, terms or provisions of this Lease, other than those described in subsections (1) or (2) above, if such failure continues for a period of fifteen (15) days after written notice from Landlord (or, in case of a failure of performance that is curable but can not reasonably be cured within such 15-day period, within such longer period as may reasonably be required to cure such failure, provided Tenant commences such cure within fifteen (15) days after written notice from Landlord and diligently prosecutes such cure to completion). In no event shall Tenant be entitled to any extension of the cure period where the failures of performance requires only the payment of money or where the cure can not be completed because of an inability to fund such cure.

                 (4) The filing of any voluntary petition in bankruptcy by Tenant; the filing of an involuntary petition in bankruptcy by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days; any general assignment by Tenant for they benefit of credits; the appointment of a receiver to take charge of all or a substantial portion of Tenant's assets (car, in the case of such an appointment without Tenant's consent, if such appointment is not revoked or discharged within thirty (30)
days); or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets in or on the Premises.

         Nothing in Section 10.1(1) above is intended to waive Tenant's right to a statutory three-day notice to pay rent or quit.

         10.2 CUMULATIVE REMEDIES. Upon the occurrence of any event of default, as set forth in Section 10.1 above, then, in addition to all other rights and remedies Landlord may have under this Lease or at law or in equity, Landlord shall have the rights and remedies set forth in Sections 10.3-10.6 below, to which Landlord may resort cumulatively or in the alternative.

         10.3 PROTECTION OF PREMISES. If Tenant abandons the Premises or defaults under this Lease, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the Premises, including the installation of keepers or guards, or the appointment of a receiver. Landlord shall also have the right, in an appropriate case, to seek and obtain an injunction or similar relief from any court of competent jurisdiction enjoining a breach or threatened breach of the terms or provisions of this Lease.

        10.4 TERMINATION OF LEASE. Landlord shall have the right to terminate Tenant's possession of the Premises upon Tenant's default, with the giving of any notice required by law and otherwise in accordance with the provisions of applicable law, and if Tenant's right to possession of the Premises is terminated, Landlord shall be entitled to damages as follows:

                (1) The worth at the time of the award of all unpaid rent earned at the time of termination;

                (2) The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of the loss of such rent that Tenant proves could have been reasonably avoided;

                (3) The worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of the loss of such rent that Tenant proves could have been reasonably avoided;

                (4) All other amounts due Landlord from Tenant under the terms of this Lease or necessary to compensate Landlord for all detriment caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things are likely to result therefrom; and

                (5) At Landlord's election, such other amount in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

         The right to possession of the Premises by Tenant shall not be deemed terminated until Landlord gives Tenant written notice of such termination. As used in subsections (1) and (2) above, the "worth at the time of the award" is computed by allowing interest at the highest rate allowed by law. As used in subsection (3) above, the "worth at the time of the award" is computed by discounting such amount, at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

        10.5 RIGHT OF RE-ENTRY. Upon Tenant's Default Landlord may, without further notice to Tenant (except as and to the extent required by law), enter upon, re-enter, possess and repossess itself of the Premises by summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and all other persons and property from the Premises and may have, hold and enjoy the Premises. No reentry or taking possession of the Premises by Landlord under this Section 10.5 shall be construed as an election to terminate this Lease unless a written notice of such termination be given to Tenant or unless the termination thereof be adjudged by a court of competent jurisdiction.

        10.6 RIGHT TO CONTINUE LEASE. Landlord shall also have the right in the event of Tenant's default to continue this Lease in effect for so long as Landlord does not terminate Tenant's right to possession pursuant to Section 10.4, and Landlord may enforce all of its rights and remedies under this Lease, including (without limitation) the right to recover rent and any other amounts due Landlord hereunder as they become due. This provision is intended to grant Landlord the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). It is understood that Landlord's acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

        10.7 LANDLORD'S DEFAULT AND TENANT'S REMEDIES. Landlord shall not be deemed to be in default of its obligations unless Landlord fails to perform any covenant, condition or agreement contained in this Lease and fails to cure the nonperformance within thirty (30) days after receiving written notice from Tenant of the failure; provided, however, that if the nature of Landlord's failure to perform reasonably requires more than thirty (30) days to cure, then Landlord shall not be deemed in default if Landlord commences to cure such failure within said thirty (30)-day period and thereafter diligently and in good faith prosecutes such cure to completion; and provided further, that Landlord shall in any case use good faith efforts to commence any cure within a reasonable period after receipt of Tenant's notice thereof. If Landlord is in default pursuant to this Section 10.7, then Tenant may cure the default at Landlord's expense. If Tenant pays any sum because of Landlord's default, Landlord shall reimburse such sum to Tenant upon thirty (30) days' written notice, with reasonable supporting documentation.

                                  ARTICLE XI.
                                  MISCELLANEOUS

        11.1 LANDLORD'S RIGHT TO TRANSFER. Landlord may, at any time, without the consent of Tenant (but without limiting Tenant's right set forth in Section
11.15 below), sell, assign, transfer, mortgage or encumber its leasehold interest in the Premises. Tenant further acknowledges that this Lease is and shall be subject and subordinate to the Master Lease and to any first deed of trust against Landlord's interest in the Premises and to the lien of any other mortgage or deed of trust hereafter made against Landlord's leasehold interest in the Premises. At the request of Landlord or any mortgagee of Landlord or beneficiary of any deed of trust made by Landlord, Tenant shall promptly execute and deliver an instrument confirming the subordination of this Lease and the priority set forth in this Section 11.1; provided, however, that with respect to any holder of a mortgage or deed of trust against Landlord's interest in the Premises, Tenant shall have no obligation to execute such an instrument confirming the subordination of its interest in this Lease unless such holder acknowledges that Tenant's rights under this Lease shall not be terminated by any foreclosure, sale in foreclosure or transfer by deed in lieu of foreclosure, so long as Tenant is not in default of its obligations beyond any applicable notice and cure periods under this Lease.

         Notwithstanding that this Lease is subject and subordinate to any deed of trust or mortgage of Landlord's interest in the Premises, in the event any mortgagor or beneficiary under any deed of trust or any purchaser at a foreclosure sale or sale by private power contained in any mortgage or deed of trust succeeds to the interest of the Landlord hereunder by reason of any foreclosure of such mortgage or deed of trust or the acceptance of such mortgagor or beneficiary of a deed in lieu of foreclosure, or by any other manner, Tenant expressly acknowledges and agrees that Tenant shall be and remain bound to such mortgagee, beneficiary or other purchaser under all of the terms, covenants, and conditions of this Lease for the remaining balance of the term hereof, with tie same force and effect as if such mortgagee, beneficiary or other purchaser were the Landlord under this Lease, and Tenant does hereby agree to attorn to such mortgagee, beneficiary or such other purchaser as its Landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of Tenant, the Landlord named herein, or such mortgagee, beneficiary or other purchaser; provided, however, that Tenant's rights to occupy and use the Premises shall not be affected thereby, but subject to the observation and performance by Tenant of all terms, covenants and conditions of this Lease.

        11.2 ATTORNEY'S FEES. Should any litigation or proceeding be commenced between Landlord and Tenant concerning the Premises, this Lease, or the rights and duties of either in relation thereto, the party, Landlord or Tenant, prevailing in such litigation or proceeding shall be entitled, in addition to such other relief as may be granted in the litigation, to a reasonable sum as and for their attorney's fees in such litigation or proceeding which shall be determined by the court (or any arbitrator) in such litigation or proceeding or in a separate action brought for that purpose.

        11.3 NOTICES. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Lease or-by law to be served on or given to Landlord by Tenant shall be in writing and shall be deemed duly served and given when personally delivered or delivered by overnight delivery service or facsimile, or in lieu of such delivery, one (1) business day after being deposited with a recognized overnight delivery service or three (3) days after being deposited in the United States mail, first-class postage prepaid, to the following address:

         If to Tenant:

         CV Therapeutics, Inc.
         3172 Porter Drive
         Palo Alto, California 94304
         Attention: Vice President
                  and General Counsel

         With a copy to:

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

         General Counsel Associates
         1891 Landings Drive
         Mountain View, California 94043
         Attention: Deborah C. Aikins, Esq.

         If to Landlord:

         Kaiser Marquardt, Inc.
         16555 Saticoy Street
         Van Nuys, California 91406-1739
         Attention: An Becher-Smead

         With a copy to:

         Collette and Erickson LLP
         555 California Street, Suite 4350
         San Francisco, California 94104
         Attention: Kenneth J. Cohen, Esq.

         Any notice to Tenant may in any case also be delivered to the Premises.

        11.4 INTERPRETATION. The terms and provisions of this Lease shall be construed in accordance with the laws of the State of California applicable to agreements made and entirely performed therein by California residents. The terms and provisions of this Lease shall also be interpreted as a whole, according to their common meaning, and not restricted for or against either party. The captions inserted in this Lease are for convenient reference only and in no way define, limit or otherwise describe the scope or intent of this Lease or any terms or provisions hereof.

        11.5 AMENDMENT. This Lease may be amended only in writing signed by both parties.

        11.6 SEVERABILITY. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than to those as to which is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        11.7 NO JOINT VENTURE. Nothing contained herein shall be construed as creating a partnership, joint venture or any similar relationship between the parties hereto.

        11.8 CONDITIONS AND COVENANTS. All provisions regarding the obligations of Tenant hereunder, whether stated to be covenants or conditions, shall be deemed to be both covenants and conditions. The waiver by Landlord or Tenant of any term, covenant or condition of this Lease or a party's failure to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default or such term, covenant, or condition or any subsequent breach thereof.

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


        11.9 BINDING ON HEIRS AND SUCCESSORS. This Lease shall be binding on and shall inure to the benefit of the heirs, successors, and assigns of the parties hereto, but nothing in this Section shall be construed as a consent by Landlord to any assignment of this Lease or any interest therein by Tenant except as provided in Article IX of this Lease.

        11.10 ENTIRE AGREEMENT. The terms of this Lease are intended by the parties as the final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement. This Lease constitutes the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial or other proceeding, if any, involving this Lease or the interpretation or enforcement of any terms or provisions hereof.

        11.11 TIME OF ESSENCE. Time is expressly declared to be the essence of this Lease.

        11.12 BROKER FEES. Tenant agrees to pay a commission or fee to BT Commercial Interest and Cornish & Carey Commercial upon execution of this Lease. Tenant shall indemnify Landlord and hold Landlord harmless from and against any claim or liability for commissions or fees to BT Commercial Interest or Cornish & Carey Commercial or to any person or party claiming to have been engaged by Tenant (or on Tenant's behalf) as a real estate broker or salesman in connection with this Lease. Landlord similarly shall indemnify Tenant and hold Tenant harmless from and against any claim or liability for commissions or fees to any person or party other than Cornish & Carey Commercial claiming to have been engaged by Landlord (or on Landlord's behalf) as a real estate broker or salesman in connection with this Lease.

        11.13 ENTRY BY LANDLORD. Landlord and its employees, agents and contractors shall have the right at any reasonable time and from time to time upon reasonable advance notice (except in case of emergency, when prior notice shall not be required) to enter upon the Premises to inspect the same, to deal with emergencies, to post such notices as may be permitted or required by law, or to show the Premises to perspective purchasers or lenders, or for any other lawful purpose. Landlord shall use reasonable and best efforts to avoid disrupting or unreasonably interfering with Tenant's use of or activities on the Premises. In addition, except for entry in case of emergency or in exercising Landlord's remedies following a Default, Landlord's activities in the Premises shall be subject to Tenant's reasonable rules and procedures devised to protect Tenant's business privacy.

        11.14 ESTOPPEL CERTIFICATES. The parties mutually agree that at any time and from time to time upon written request of the other party, Landlord or Tenant, as the case may be, will execute, acknowledge and deliver to the other party, within ten (10) days after receipt of such written request from the other party, a certificate certifying as follows:

              (1) That this Lease is in full force and effect.

              (2) That this Lease is unmodified and unamended, or if there has been a modification or amendment, specifying the same.

              (3) That there are no existing defaults hereunder to the knowledge of the party executing the certificate, or specifying the nature of any such defaults which may exist.


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

              (4) Any other information reasonably requested by the party making such request.

        11.15 SURVIVAL OF OBLIGATIONS. Termination of this Lease by expiration or otherwise shall not terminate (i) Tenant's or Landlord's obligations arising from or relating to any incident, occurrence or activity occurring (or alleged to have occurred) prior to such termination, or (ii) any covenants or obligations which, by their terms or nature, are to be performed after termination of this Lease.

        11.16 LANDLORD REPRESENTATIONS. Landlord represents and certifies to Tenant that (i) it has provided a true and complete copy of the Master Lease to Tenant; (ii) to the best knowledge of Landlord, there are no existing defaults under the Master Lease, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default under the Master Lease; (iii) Landlord will not exercise any right it may have to terminate the Master Lease unless it also has the right to terminate this Lease;
(iv) subject to timely performance of all of the tenant's obligations under the Existing Lease and Tenant's obligations under this Lease, Landlord will perform its obligations under the Master Lease to the extent necessary to prevent termination of the Master Lease by Master Lessor for breach of the Master Lease by Landlord; and (v) Landlord will not modify or amend the Master Lease in any manner that would materially and adversely affect Tenant's rights under this Lease unless such modification or amendment is consented to by Tenant, which consent Tenant may withhold in its sole discretion.

        11.17 MASTER LESSOR'S CONSENT. This Lease shall be subject to and conditioned upon Landlord obtaining the written consent of Master Lessor to this Lease under the terms of the Master Lease. The parties shall cooperate to obtain such consent from Master Lessor as soon as reasonably practicable. Notwithstanding the foregoing, if for any reason Master Lessor fails or refuses to consent to this Lease within thirty (30) days after the date by which both Landlord and Tenant have executed this Lease, then either party may at any time thereafter until such consent is obtained, terminate this Lease by written notice to the other party.

        11.18 MEMORANDUM OF LEASE. At Tenant's request, Landlord shall execute in recordable form, a "Memorandum of Lease" referencing this Lease and setting forth the true and legal description and assessor's parcel number of the Premises in a form reasonably acceptable to Tenant, and which Memorandum of Lease shall be recorded in the Official Records of the County of Santa Clara.

        11.19 AUTHORITY. Landlord hereby represents and warrants for the benefit of Tenant that Landlord is the successor-in-interest to the original tenant under the Master Lease and has full power and authority to enter and execute this Lease and to lease the Premises to Tenant.

        11.20 COUNTERPARTS. This Lease may be executed in counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

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


         IN WITNESS WHEREOF, this Lease has been executed as of December 1, 2000.
                                 LANDLORD

                                 KAISER MARQUARDT, INC., a Delaware corporation


                                 By:   /s/ John E. Chapin
                                     ------------------------------------------
                                     Its:  Secretary


                                 TENANT

                                 CV THERAPEUTICS, INC., a Delaware corporation


                                 By:  /s/ Daniel K. Speigelman
                                     ------------------------------------------
                                     Its:  Chief Financial Officer


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